Exhibit 10.2

AMENDMENT NO. 3 TO LICENSE AGREEMENT

BY AND BETWEEN

KARYOPHARM THERAPEUTICS INC. AND BERLIN-CHEMIE AG

THIS AMENDMENT NO. 3 (the “Amendment”) is made and entered into as of March 4, 2025 (the “Amendment Effective Date”), by and between Karyopharm Therapeutics Inc., a corporation organized and existing under the law of Delaware and having its principal place of business at 85 Wells Ave., 2nd floor Newton, MA 02459 (“Karyopharm”) and Berlin-Chemie AG, a corporation organized and existing under the law of Germany and having its principal place of business at Glienicker Weg 125, 12489 Berlin, Germany (“Berlin-Chemie”).

WHEREAS:

I.
Karyopharm and Berlin-Chemie, have executed a License Agreement, effective as of December 17, 2021, for the Commercialization of the Product (the pharmaceutical preparations containing the Compound called selinexor) in a certain Territory, as amended (the "License Agreement"). All capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement.

II.
This Amendment is being executed by the Parties in order to document certain undertakings of the Parties with regard to the Registration of the Product in the Territory and to implement compliance with certain newly enacted regulations.

NOW THEREFORE, the Parties hereby agree as follows:

I.
REGISTRATION

Section 4.3 of the License Agreement is hereby amended and restated in its entirety as follows:

“The Parties hereby acknowledge and agree that, following the Effective Date, any Registration application shall be filed by, and the relevant Registration shall be issued to, LICENSEE or one of its Affiliates or, any permitted sublicensees under Article 2.1.4 of this Agreement. Within thirty (30) business days of the Effective Date, LICENSOR shall use

Commercially Reasonable Efforts to transfer, free of charge, to LICENSEE or one of its Affiliates any Registration in the Territory that has been approved by the relevant Regulatory Authority(ies) as of the Effective Date. With respect to each Registration in the Territory that LICENSOR has applied for, but that has not been approved by the relevant Regulatory Authority(ies) as of the Effective Date, LICENSOR shall use Commercially Reasonable Efforts to transfer, free of charge, such Registration to LICENSEE or one of its Affiliates within thirty (30) business days following approval of such Registration. Before each such transfer is effected, LICENSOR shall (i) keep LICENSEE informed of the progress of each Registration application; and (ii) allow LICENSEE, unless LICENSOR is prohibited to do so by the applicable Regulatory Authority, to participate in any meeting with the applicable Regulatory Authority. LICENSEE shall pay directly or through its Affiliates, all administrative fees for each such transfer and for the maintenance in force of all Registrations after each such transfer throughout the Term. In connection with transferring the Registrations to LICENSEE pursuant to this Article 4.3, LICENSOR shall (A) provide LICENSEE with the full dossier (initial submission plus any subsequent amendment); (B) reasonably give assistance and support LICENSEE during the e-CTD sequences transfer; and (C) deliver to LICENSEE the full set of correspondence with Regulatory Authorities, in each case ((A) to (C)), to the extent in LICENSOR’s Control and related to the Product in the Territory.”.

II.
COVERED DATA TRANSACTIONS

Section 19 of the License Agreement is hereby amended to include the additional paragraph 19.14 as follows:

“19.14. Covered Data Transactions. The parties agree to comply with Title 28 CFR (Code of Federal Regulations) Part 202 which restricts transactions that make U.S. Government-related Data or Bulk U.S. Sensitive Personal Data available to Countries of Concern or Covered Persons, as those terms are defined therein. To the extent the Parties engage in Covered Data Transactions, LICENSEE will not make such data available to a Country of Concern or Covered Person unless such transaction meets the definition of an Exempt Transaction.”

III.
MISCELLANEA

Except to the extent expressly amended by this Amendment, the License Agreement shall remain in full force and effect.

As of the Amendment Effective Date, the License Agreement and this Amendment shall be read and construed together as a single agreement, and any and all references in the License Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like referring to the License Agreement shall be deemed a reference to the License Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Parties execute this document on the Amendment Effective Date; such document being executed in counterparts, each of which shall constitute one and the same document, it being agreed and understood that delivery of a signed counterpart signature page to this document by electronic mail in portable document format form or other similar form (e.g., .pdf, .JPG, .TIFF) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (e.g., through e-signature applications such as DocuSign, Namirial or Adobe-Sign) shall constitute valid and sufficient execution and delivery thereof.

KARYOPHARM THERAPEUTICS INC.

By: /s/ Richard Paulson
Name: Richard Paulson
Title: President and Chief Executive Officer

BERLIN-CHEMIE AG

By: /s/ Ivan Bergstein
Name: Ivan Bergstein
Title: Director

By: /s/ Attilio Sebastio
Name: Attilio Sebastio
Title: Chief Financial Officer